UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2009

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2009, Allegiant Travel Company (the "Company") entered into an underwriting agreement with PAR Investment Partners, L.P. ("PAR"), Timothy P. Flynn ("Flynn") and Maurice J. Gallagher, Jr. ("Gallagher") as selling stockholders and Morgan Stanley & Co. Incorporated ("Morgan Stanley") as the underwriter relating to the sale of 2,300,000 shares of the Company’s common stock by PAR (2,250,000 shares) and Flynn (50,000 shares) at an initial price to the public of $50.00 per share.

Under the agreement, the Company and Gallagher have granted to Morgan Stanley an over-allotment option, exercisable for 30 days from the date of the agreement, to purchase up to an additional 345,000 shares of the Company’s common stock at $50.00 per share, less underwriting discounts and commissions. Of these shares, the Company would sell 245,000 shares and Gallagher would sell 100,000 shares if the over-allotment option is exercised in full.

The registration statement relating to this offering indicated that estimated offering expenses payable by the Company would be provided by an amendment to the registration statement or as an exhibit to a current report on Form 8-K. The estimated expenses from this offering are reflected on an exhibit filed as part of this Form 8-K.

Under the underwriting agreement, the Company, its executive officers, directors and PAR have agreed, with certain exceptions (including the sale of shares of common stock pursuant to certain Rule 10b5-1 trading plans), not to sell or transfer any common stock without the consent of Morgan Stanley. Such restrictions will apply to the Company, PAR, Gallagher and Flynn for a 90-day period and for a 60-day period for all other executive officers and directors.

The Company, the selling stockholders and Morgan Stanley have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Gallagher is the Company’s chairman of the board of directors, president and chief executive officer. Flynn is a member of the Company’s board of directors.

Morgan Stanley & Co. Incorporated and its affiliates from time to time perform investment banking and other financial services for the Company and its affiliates for which they receive customary fees and expenses.

The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No. Description of Document

1.1 Underwriting Agreement dated as of May 5, 2009 among the Company, the Selling Stockholders named therein and Morgan Stanley & Co. Incorporated.

99.1 Table of Expenses for Offering under S-3 Registration Statement No. 333-153282

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

May 11, 2009	By:	Andrew C. Levy

Name: Andrew C. Levy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 5, 2009 among the Company, the Selling Stockholders named therein and Morgan Stanley & Co. Incorporated.
99.1	Table of Expenses for Offering under S-3 Registration Statement No.